Exhibit 99.1

                                              Filed by: Dorchester Hugoton, Ltd.
                            Pursuant to Rule 425 under the Securities Actof 1933
                                     and deemed filed pursunat to Rule 14a-12(b)
                                       of the Securities and Exhange Act of 1934
                                                   Commission File No. 000-10697
                                       Subject Company: Dorchester Hugoton, Ltd.



The following is the text of a press release issued by Dorchester Hugoton, Ltd. on October 30, 2002.

NEWS RELEASE                                            Dorchester Hugoton, Ltd.
Release Date: October 30, 2002                                 Suite 600 - LB 48
                                                             1919 S. Shiloh Road
Contact: James E. Raley                                    Garland, Texas  75042
                                                                  (972) 864-8610
--------------------------------------------------------------------------------

           DORCHESTER HUGOTON, LTD. ANNOUNCES REGISTRATION STATEMENT

     DALLAS, TEXAS - Dorchester Hugoton, Ltd. (NASDAQ - DHULZ) announced today that the Registration Statement on Form S-4 of Dorchester Minerals, L.P. has been declared effective by the Securities and Exchange Commission. The Registration Statement describes the previously announced proposed combination of the businesses and properties of Dorchester Hugoton, Ltd., Republic Royalty Company and Spinnaker Royalty Company, L.P. into Dorchester Minerals, L.P.

     On December 30, 2002 in Dallas, Texas, Dorchester Hugoton, Ltd. will hold a special meeting of unitholders of record on October 23, 2002 to vote on the proposed combination in person or by proxy.

     THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PROPOSED TRANSACTION WILL BE OFFERED ONLY PURSUANT TO A PROSPECTUS/PROXY STATEMENT INCLUDED IN A REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     ALL DORCHESTER HUGOTON UNITHOLDERS ARE ADVISED TO READ THE PROSPECTUS/PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE RELATED SOLICITATION/RECOMMENDATIONS THAT WILL BE PROVIDED TO EACH UNITHOLDER REQUESTING SUCH UNITHOLDER'S VOTE, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. A COPY OF THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS WILL BE MAILED TO DORCHESTER HUGOTON UNITHOLDERS AND WILL BE AVAILABLE FROM DORCHESTER HUGOTON ON REQUEST. THE PROSPECTUS/PROXY STATEMENT AND RELATED SOLICITATION/RECOMMENDATIONS ARE AVAILABLE ON THE INTERNET AT THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV.

     Dorchester Hugoton and its General Partners, and their respective directors and/or officers, as applicable, may be deemed under the Rules of the Securities and Exchange Commission to be "participants in the solicitation" of proxies from the security holders of Dorchester Hugoton in favor of the transaction. SECURITY HOLDERS OF DORCHESTER HUGOTON MAY OBTAIN INFORMATION REGARDING THE INTERESTS OF THE "PARTICIPANTS IN THE SOLICITATION" BY READING THE PROSPECTUS/PROXY STATEMENT RELATING TO THE TRANSACTION.

     Dorchester Hugoton, Ltd., is a Dallas area based producer of natural gas and its Depositary Receipts trade on the Nasdaq Stock Market under the symbol DHULZ.
                                      -30-